UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2013

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 21, 2013 Huron Consulting Group Inc. (the “Company”) posted supplementary financial information on its website to reflect the quarterly and annual 2012 and 2011 segment and consolidated operating results and other operating data including the effect of the reorganization of the Company’s internal financial reporting structure which took place in the first quarter of 2013. Under the new structure, the Company will begin reporting information as five operating segments: Huron Healthcare; Huron Education and Life Sciences; Huron Legal; Huron Financial; and an all other category.

Beginning in 2013, the current Health and Education Consulting segment will become two separate segments: Huron Healthcare and Huron Education and Life Sciences. These practices continue to share a significant number of academic medical center clients and will continue to closely collaborate in the market. The Legal Consulting segment will be referred to as Huron Legal and the Financial Consulting segment will be referred to as Huron Financial. The structure of the Legal Consulting and Financial Consulting segments remains unchanged. In addition, certain immaterial practices which were historically part of our Health and Education Consulting segment will be combined and disclosed in an all other category.

The revised presentation does not have any effect on the Company’s previously reported consolidated statements of earnings and other comprehensive income, balance sheets, or cash flows.

A copy of the supplementary financial information is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

The information required by this Item 7.01 is set forth in Item 2.02 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Supplementary financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	February 21, 2013	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief
Financial Officer and Treasurer